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        [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL APPEARS HERE]

                                                                    Exhibit 23.1


                                              July 28, 1994

Alco Standard Corporation
Post Office Box 834
Valley Forge, PA 19482-0834


          Re:  Secondary Offering of 365,871
               Shares of Common Stock
               -----------------------------


Gentlemen:

          We have acted as counsel to Alco Standard Corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended, of 365,871 outstanding shares of common stock of the Company, without par value (the "Shares"), which were issued to the selling shareholders as consideration for the Company's acquisition of privately held office products and industrial packaging businesses.

          The opinion expressed below is based on the assumption that the Registration Statement with respect to the above Shares to be filed by the Company with the Securities and Exchange Commission on July 28, 1994 will become effective.

          In rendering our opinion, we have reviewed such certificates, documents, corporate records and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.

          Based on the foregoing, we are of the opinion that the 365,871 outstanding Shares to be registered have been legally issued and are fully paid and non-assessable shares of common stock of the Company.









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Alco Standard Corporation
July 28, 1994
Page 2



     We consent to the filing of this opinion as Exhibit 5 to the Registration Statement on Form S-3 and to the reference to this firm under the heading "Legal Opinions" in the Prospectus included in the Registration Statement.

                                       Very truly yours,



                                       /s/ Ballard Spahr Andrews & Ingersoll